UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 25, 2005

SONICWALL, INC.

(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1143 Borregas Avenue Sunnyvale, California
94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 745-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On March 21, 2005, the Compensation Committee of the Board of Directors of SonicWALL, Inc. (the “Registrant”) authorized cash bonus payment for the following named executive officers in the amounts set forth below, pursuant to the Registrant’s 2004 Bonus Program:

Name	Amount of Bonus
Matthew Medeiros	$360,000
Robert Knauff	52,000
Frederick M. Gonzalez	60,480

     With respect to Mr. Medeiros, the Registrant’s Chief Executive Officer, the Committee considered individual and certain defined company performance measurements including pro forma earnings per share and total revenues. In approving the amount of each cash bonus payment to the other participants, the Committee considered the recommendations of Mr. Medeiros in rewarding such persons for their individual contribution.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Mr. Robert Williams has served as a member of the Board of Directors of the Company since May 25, 1999. During a meeting of the Company’s Board of Directors on March 21, 2005, Mr. Williams informed the Board that he would not stand for re-election to the Board of Directors of the Company at its 2005 Annual Meeting of Shareholders.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC.
(Registrant)

Date: March 25, 2005
By: /s/ Robert Selvi
Chief Financial Officer